UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-2.

CHART INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903

Chart Industries, Inc.

Annual Meeting of Stockholders

Tuesday, May 21, 2024 8:00 AM, Eastern Time

Annual Meeting to be held live via the internet (audio webcast) - please visit www.proxydocs.com/GTLS for more details.

You must register to attend the meeting online and/or participate at www.proxydocs.com/GTLS

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/GTLS

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 10, 2024.

SEE REVERSE FOR FULL AGENDA

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Chart Industries, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2, 3 AND 4

PROPOSAL
1.	To elect ten directors for a term of one year;

1.01 Jillian C. Evanko

1.02 Andrew R. Cichocki

1.03 Paula M. Harris

1.04 Linda A. Harty

1.05 Paul E. Mahoney

1.06 Singleton B. McAllister

1.07 Michael L. Molinini

1.08 David M. Sagehorn

1.09 Spencer S. Stiles

1.10 Roger A. Strauch

2.	To ratify the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending December 31, 2024;

3.	To approve, on an advisory basis, the Company’s executive compensation;

4.	To approve and adopt the Chart Industries, Inc. 2024 Omnibus Equity Plan; and

5.	To transact any other business as may properly come before the Annual Meeting.